CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports on UBS Enhanced S&P 500 Fund and UBS Enhanced Nasdaq-100 Fund dated November 8, 2002 in this Registration Statement (Form N1-A No.333-94065) of UBS Securities Trust.


                                        /s/ Ernst & Young LLP
                                        ----------------------------------------
                                        ERNST & YOUNG LLP

New York, New York
January 23, 2003